POWER OF ATTORNEY



	KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS ROEBUCK
ACCEPTANCE CORP., a Delaware corporation (the "Corporation"), does hereby constitute and appoint JAMES A. BLANDA, NANCY K.
BELLIS, GEORGE F. SLOOK and KEITH E. TROST, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to annual reports on Form 10-K including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Corporation, as indicated below opposite his or her signature, to annual reports on Form 10-K or any amendment or papers supplemental thereto;
and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, the undersigned have subscribed these presents, as of the 11th day of March, 1998.





	NAME					TITLE

 /s/ KEITH E. TROST         		Director and President

Keith E. Trost			(Principal Executive Officer)





/s/ GEORGE F.SLOOK     		Director and Vice President, Finance

George F. Slook			(Principal Financial and Accounting Officer)





/s/ JAMES A. BLANDA       	Director

James A. Blanda



/s/ JAMES D. CONSTANTINE	Director

James D. Constantine



	NAME					TITLE





/s/ GARY L. CRITTENDEN		Director

Gary L. Crittenden





/s/ ALICE M. PETERSON    		Director

Alice M. Peterson





/s/ LARRY RAYMOND         		Director

Larry R. Raymond